================================================================================




                          SALE AND SERVICING AGREEMENT



                                      among



                  WORLD OMNI AUTO RECEIVABLES TRUST 2000-A,
                                     Issuer,


                       WORLD OMNI AUTO RECEIVABLES LLC,
                                     Seller



                                       and



                         WORLD OMNI FINANCIAL CORP.,
                                    Servicer



                                  Series 2000-A



                            Dated as of June 1, 2000




==============================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

Section 1.01  Definitions...................................................
Section 1.02  Other Definitional Provisions.................................


                                   ARTICLE II

                            Conveyance of Receivables

Section 2.01  Conveyance of Receivables.....................................
Section 2.02  Intention of Parties..........................................


                                   ARTICLE III

                                 The Receivables

Section 3.01  Representations and Warranties of World Omni with Respect to the Receivables...........................................
Section 3.02  Repurchase upon Breach........................................
Section 3.03  Custody of Receivable Files...................................
Section 3.04  Duties of Servicer as Custodian...............................
Section 3.05  Instructions; Authority To Act................................
Section 3.06  Custodian's Indemnification...................................
Section 3.07  Effective Period and Termination..............................


                                   ARTICLE IV

                   Administration and Servicing of Receivables

Section 4.01  Duties of Servicer............................................
Section 4.02  Collection and Allocation of Receivable Payments..............
Section 4.03  Realization upon Receivables..................................
Section 4.04  Physical Damage Insurance.....................................
Section 4.05  Maintenance of Security Interests in Financed Vehicles........
Section 4.06  Covenants of Servicer.........................................
Section 4.07  Purchase of Receivables upon Breach...........................
Section 4.08  Servicing Fee.................................................
Section 4.09  Servicer's Certificate........................................
Section 4.10  Annual Statement as to Compliance; Notice of Default..........
Section 4.11  Annual Independent Certified Public Accountants' Report.......
Section 4.12  Access to Certain Documentation and Information Regarding
               Receivables..................................................
Section 4.13  Servicer Expenses.............................................
Section 4.14  Appointment of Subservicer....................................
Section 4.15  Annual Transfer...............................................


                                    ARTICLE V

                         Distributions; Reserve Account;
                Statements to Certificateholders and Noteholders

Section 5.01  Establishment of Trust Accounts...............................
Section 5.02  Collections...................................................
Section 5.03  Application of Collections....................................
Section 5.04  Advances......................................................
Section 5.05  Additional Deposits...........................................
Section 5.06  Distributions.................................................
Section 5.07  Reserve Account...............................................
Section 5.08  Statements to Noteholders and Certificateholders..............
Section 5.09  Net Deposits..................................................
Section 5.10  Transfer of Certificates......................................


                                   ARTICLE VI

                                   The Seller

Section 6.01  Representations of Seller.....................................
Section 6.02  Corporate Existence...........................................
Section 6.03  Liability of Seller; Indemnities..............................
Section 6.04  Merger or Consolidation of, or Assumption of Obligations
               of Seller....................................................
Section 6.05  Limitation on Liability of Seller and Others..................
Section 6.06  Seller May Own Notes..........................................
Section 6.07  Security Interest.............................................


                                   ARTICLE VII

                                  The Servicer

Section 7.01  Representations of Servicer...................................
Section 7.02  Indemnities of Servicer.......................................
Section 7.03  Merger or Consolidation of, or Assumption of Obligations
               of, Servicer.................................................
Section 7.04  Limitation on Liability of Servicer and Others................
Section 7.05  World Omni Not To Resign as Servicer..........................


                                  ARTICLE VIII

                                     Default

Section 8.01  Servicer Default..............................................
Section 8.02  Appointment of Successor......................................
Section 8.03  Notification to Noteholders and Certificateholders............
Section 8.04  Waiver of Past Defaults.......................................
Section 8.05  Payment of Servicing Fees; Repayment of Advances..............


                                   ARTICLE IX

                                   Termination

Section 9.01  Optional Purchase of All Receivables..........................


                                    ARTICLE X

                                  Miscellaneous

Section 10.01 Amendment.....................................................
Section 10.02 Protection of Title to Trust..................................
Section 10.03 Notices.......................................................
Section 10.04 Assignment by the Seller or the Servicer......................
Section 10.05 Limitations on Rights of Others...............................
Section 10.06 Severability..................................................
Section 10.07 Separate Counterparts.........................................
Section 10.08 Headings......................................................
Section 10.09 Governing Law.................................................
Section 10.10 Assignment by Issuer..........................................
Section 10.11 Nonpetition Covenants.........................................
Section 10.12 Limitation of Liability of Owner Trustee and Indenture
               Trustee......................................................


SCHEDULE A  Schedule of Receivables
SCHEDULE B  Location of Receivable Files

EXHIBIT A     Form of Distribution Statement to Noteholders...............A-1
EXHIBIT B     Form of Servicer's Certificate..............................B-1

            SALE AND SERVICING AGREEMENT (as amended from time to time, the "Agreement") dated as of June 1, 2000, among WORLD OMNI AUTO RECEIVABLES TRUST 2000-A, a Delaware business trust (the "Issuer"), WORLD OMNI AUTO RECEIVABLES LLC, a Delaware limited liability company, as seller (the "Seller") and WORLD OMNI FINANCIAL CORP., a Florida corporation ("World Omni") or, in its capacity as servicer, (the "Servicer").

            WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts purchased by World Omni Auto Receivables LLC and originated or acquired by World Omni Financial Corp. in the ordinary course of business;

            WHEREAS World Omni Auto Receivables LLC is willing to transfer such Receivables to the Issuer; and

            WHEREAS World Omni Financial Corp. is willing to service, to make representations and warranties and to make certain repurchase representations with respect to such Receivables;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            "Advance" means, with respect to any Payment Date, the amount of interest, if any, determined as of the close of business on the last day of the related Collection Period, which the Servicer is required to advance on Receivables more than 30 days past due determined as set forth in Section 5.04.

            "Amount Financed" means, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle, warranty or insurance premium and any related costs.

            "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

            "Available Funds" means, with respect to any Payment Date, (i) the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Payment Date: (a) all collections on Receivables, (b) Advances, (c) all Liquidation Proceeds attributable to the Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures and all Recoveries, (d) the Purchase Amount of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period, (e) partial prepayments relating to refunds of warranty or insurance financed by the respective Obligor thereon as part of the original contract and only to the extent not included under clause (a) above, (f) Investment Earnings for the related Payment Date and (g) any Collection Account Redeposits for the related Payment Date minus (ii) the Servicing Fee (unless the Servicer elects to defer part or all of such fee), reimbursements for Advances and other amounts payable to the Servicer pursuant to Section 4.08 hereof for the related Payment Date; provided, however, that in calculating Available Funds all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchased Amount of which has been included in Available Funds in a prior Collection Period shall be excluded.

            "Basic Documents" has the meaning assigned in the Indenture.

            "Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the State of Florida, the State of New York, the State of Delaware, the states in which the servicing offices of the Servicer are located or the state in which the Corporate Trust Office is located are required or authorized by law, regulation or executive order to be closed.

            "Certificateholders" has the meaning assigned to such term in the Trust Agreement.

            "Certificates" means the Trust Certificates (as defined in the Trust Agreement).

            "Class" means any one of the classes of Notes.

            "Class A-1 Final Scheduled Payment Date" means August 14, 2001.

            "Class A-1 Noteholder" means the Person in whose name a Class A-1
Note is registered in the Note Register.

            "Class A-2 Final Scheduled Payment Date" means the April 2003 Payment Date.

            "Class A-2 Noteholder" means the Person in whose name a Class A-2
Note is registered in the Note Register.

            "Class A-3 Final Scheduled Payment Date" means the February 2004 Payment Date.

            "Class A-3 Noteholder" means the Person in whose name a Class A-3
Note is registered in the Note Register.

            "Class A-4 Final Scheduled Payment Date" means the September 2006 Payment Date.

            "Class A-4 Noteholder" means the Person in whose name a Class A-4
Note is registered in the Note Register.

            "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i).

            "Collection Account Redeposits" means, with respect to any Payment Date, amounts that would have been distributed to the Certificateholders on the prior Payment Date but for the direction of the Certificateholders causing such amounts to remain on deposit in the Collection Account.

            "Collection Period" means, with respect to any Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the first Payment Date, from but excluding the Cutoff Date) to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. Any amount stated as of the last day of a Collection Period shall give effect to the following applications as determined as of the close of business on such last day: (1) all applications of collections and (2) all distributions to be made on the related Payment Date.

            "Contract" means a motor vehicle retail installment sale contract.

            "Controlling Securities" means the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

            "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attn:
Capital Markets Fiduciary Services, World Omni 2000-A; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders and the Seller).

            "Cutoff Date" means the close of business on May 31, 2000.

            "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to World Omni under an existing agreement between such dealer and World Omni.

            "Defaulted Receivable" means a Receivable as to which (a) all or any part of a monthly payment is 120 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 45 days, whichever occurs first. The Principal Balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

            "Delaware Trustee" means The Bank of New York (Delaware), its successors in interest and any successor Delaware trustee under the Trust Agreement.

            "Delivery" when used with respect to Trust Account Property means:

            (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof
(i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

            (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the identification by the Federal Reserve Bank of such book-entry securities on its record being credited to the financial intermediary's Participant's securities account; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as being credited to the Indenture Trustee's securities account or custodian's securities account and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

            (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

            "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

            "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

            "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or (b) a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of Aa2 or better by Moody's, AA or better by Standard & Poor's and, if rated by Fitch and so long as Fitch is a Rating Agency, AA or better by Fitch, or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Indenture Trustee or (B) a certificate of deposit rating of P-1 by Moody's, A-1+ by Standard & Poor's and, if rated by Fitch and so long as Fitch is a Rating Agency, F1 by Fitch, or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Indenture Trustee and (ii) whose deposits are insured by the FDIC.

            "Eligible Investments" shall mean any of the following in each case with a remaining term of no more than one year:

            (a) (i) direct obligations of, and obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association), and (ii) direct obligations of, or obligations fully guaranteed by, Fannie Mae or any State then rated with the highest available credit rating of Moody's, Standard & Poor's and, if rated by Fitch and so long as Fitch is a Rating Agency, Fitch, or such obligations, which obligations are, at the time of investment, otherwise acceptable to each Rating Agency for securities having a rating at least equivalent to the rating of the Notes;

            (b) certificates of deposit, demand or time deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or the Owner Trustee or their successors) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the FDIC; so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company has the Required Rating or the Rating Agency Condition has been satisfied;

            (c) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to (i) any security described in clause (a) above or (e) below, or (ii) any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company (including the Indenture Trustee) acting as principal, whose obligations having the same maturity as that of the repurchase agreement would be Eligible Investments under clause (b) above; provided, however, that repurchase obligations entered into with any particular depository institution or trust company (including the Indenture Trustee or Owner Trustee) will not be Eligible Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Indenture Trustee on behalf of the Trust shall exceed 10% of either the Pool Balance or the aggregate unpaid balance or face amount, as the case may be, of all Eligible Investments held by the Indenture Trustee on behalf of the Trust;

            (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of such investment or contractual commitment providing for such investment, either the long-term, unsecured debt of such corporation has the highest available credit rating from Moody's, Standard & Poor's and, if rated by Fitch and so long as Fitch is a Rating Agency, Fitch, or the Rating Agency Condition has been satisfied, or commercial paper or other short-term debt having the Required Rating; provided, however, that any such commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of such investment or contractual commitment providing for such investment, and that the securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount or face amount, as the case may be, of securities issued by such corporation and held by the Indenture Trustee on behalf of the Trust to exceed 10% of either the Pool Balance or the aggregate unpaid principal balance or face amount, as the case may be, of all Eligible Investments held by the Indenture Trustee on behalf of the Trust;

            (e) interest in any open-end or closed-end management type investment company or investment trust (i) registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and (ii) acceptable to each Rating Agency (as approved in writing by each Rating Agency) as collateral for securities having ratings equivalent to the ratings of the Notes;

            (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation for which the Rating Agency Condition has been satisfied;

            (g) investments in Eligible Investments maintained in "sweep accounts," short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the FDIC, the short-term debt of which has the highest available credit rating of Moody's, Standard & Poor's and, if rated by Fitch and so long as Fitch is a Rating Agency, Fitch;

            (h) guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

            (i) funds classified as money market funds (including those for which the Indenture Trustee acts as investment manager or advisor) consisting of: U.S. Treasury bills, other obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; certificates of deposit; banker's acceptances; and commercial paper (including variable master demand notes); provided, however, that the fund shall be rated with the highest available credit rating of Moody's, Standard & Poor's and, if rated by Fitch and so long as Fitch is a Rating Agency, Fitch, and redemptions shall be permitted on a daily or next business day basis; and

            (j) such other investments for which the Rating Agency Condition has been satisfied.

            Notwithstanding anything to the contrary contained in the foregoing definition:

            (a) no Eligible Investment may be repurchased at a premium;

            (b) any of the foregoing which constitutes a certificated security shall not be considered an Eligible Investment unless:

            (i) in the case of a certificated security that is in bearer form,
      (A) the Indenture Trustee acquires physical possession of such certificated security, or (B) a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee; and

            (ii) in the case of a certificated security that is in registered form (A)(1) the Indenture Trustee acquires physical possession of such certificated security, (2) a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee, or (3) a securities intermediary acting on behalf of the Indenture Trustee acquires possession of such certificated security and such certificated security has been specially endorsed to the Indenture Trustee, and (B) (1) such certificated security is endorsed to the Indenture Trustee or in blank by an effective endorsement, or (2) such certificated security is registered in the name of the Indenture Trustee;

            (c) any of the foregoing that constitutes an uncertificated security shall not be considered an Eligible Investment unless (A) the Indenture Trustee is registered by the issuer as the owner thereof, (B) a person, other than a securities intermediary, becomes the registered owner of such uncertificated security on behalf of the Indenture Trustee, or (C) the issuer of such uncertificated security agrees that it will comply with the instructions originated by the Indenture Trustee without further consent by any registered owner of such uncertificated security;

            (d) any of the foregoing that constitutes a security entitlement shall not be considered an Eligible Investment unless (A) the Indenture Trustee becomes the entitlement holder thereof, or (B) the securities intermediary has agreed to comply with the entitlement orders originated by the Indenture Trustee without further consent by the entitlement holder;

            (e) any of the foregoing shall not constitute an Eligible Investment unless the Indenture Trustee (A) has given value, and (B) does not have notice of an adverse claim; and

            (f) for the purposes of funds held in the Collection Account only, investments which would otherwise qualify as Eligible Investments but for the fact that such investments are rated A-1 by Standard & Poor's or F1 by Fitch shall be Eligible Investments, so long as the aggregate amount of such investments does not exceed 10% of the Outstanding Amount of the Notes.

            "FDIC" means the Federal Deposit Insurance Corporation.

            "Final Scheduled Maturity Date" means September 1, 2006.

            "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

            "Fitch" means Fitch, Inc. or its successor.

            "Indenture" means the Indenture dated as of June 1, 2000, between the Issuer and the Indenture Trustee (that provides for the issuance of the Issuer's Asset-Backed Notes, Series 2000-A), as it may be amended and supplemented from time to time.

            "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

            "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

            "Investment Earnings" means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 5.01(b).

            "Issuer" means World Omni Auto Receivables Trust 2000-A.

            "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

            "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

            "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the monies collected in respect thereof, from whatever source on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

            "Moody's" means Moody's Investors Service, Inc., or its successor.

            "Non-Recoverable Advance Receivable" means a Receivable for which the Servicer has determined on or prior to the related Payment Date that an Advance thereon would be not be recoverable or that prior Advances thereon are not recoverable.

            "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

            "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.01.

            "Note Pool Factor" means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original Outstanding Amount of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the Outstanding Amount of such Class of Notes.

            "Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount for such Payment Date.

            "Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of interest that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on the amount of interest due but not so deposited on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by each Class of the Notes for the related Interest Accrual Period.

            "Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Noteholders' Interest Carryover Shortfall for such Payment Date. For all purposes of this Agreement and the Basic Documents, interest with respect to all Classes of Notes (other than the Class A-1 Notes) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest with respect to the Class A-1 Notes shall be computed on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

            "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, interest accrued for the related Interest Accrual Period on each Class of Notes at the respective Interest Rate for such Class on the Outstanding Amount of the Notes of such Class on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date), after giving effect to all distributions of principal to the Noteholders of such Class on or prior to such preceding Payment Date.

            "Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Noteholders' Principal Distributable Amount for such Payment Date, over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Payment Date.

            "Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the sum of the Principal Distribution Amount for such Payment Date and the Noteholders' Principal Carryover Shortfall as of the close of business on the preceding Payment Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the Outstanding Amount of the Notes. In addition, (a) on the Class A-1 Final Scheduled Payment Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero; (b) on the Class A-2 Final Scheduled Payment Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero; (c) on the Class A-3 Final Scheduled Payment Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the Class A-3 Notes to zero; and (d) on the Class A-4 Final Scheduled Payment Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the Outstanding Amount of the Class A-4 Notes to zero;

            "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

            "Officers' Certificate" means a certificate signed by the president, a vice president, a treasurer, assistant treasurer, secretary or assistant secretary of the Seller, World Omni or the Servicer, as appropriate.

            "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Seller or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

            "Original Pool Balance" means $812,707,273.18.

            "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

            "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

            "Outstanding Advances" means all Advances by the Servicer minus all reimbursements of Advances to the Servicer pursuant to Section 4.08 and Section 5.04.

            "Payment Date" means, with respect to each Collection Period, the fifteenth day of the following month or, if such day is not a Business Day, the immediately following Business Day; provided, however, that the August 2001 Payment Date for the Class A-1 Notes will be August 14, 2001. The first Payment Date will be August 15, 2000.

            "Payment Determination Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

            "Payment Extension Program" means a program where one month's payment of principal is deferred in return for the payment of an extension fee calculated generally at the APR of the contract for the month in which such payment is deferred.

            "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

            "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Liquidated Receivables).

            "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of
(i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method; (ii) refunds of any warranty or insurance financed on the original Contract; and (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

            "Principal Distribution Amount" means, with respect to any Payment Date, the sum of the following amounts, without duplication, with respect to the Receivables with respect to the related Collection Period: (a) that portion of all collections on Receivables allocable to principal, (b) the principal amount of Receivables that became Defaulted Receivables during such Collection Period,
(c) to the extent attributable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period, and
(d) partial prepayments received by the Servicer relating to refunds of any warranty or insurance, but only if such amounts were financed by the respective Obligors thereon as of the date of the original contract and only to the extent not included under clause (a) above; provided, however, that in calculating the Principal Distribution Amount all payments on and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Principal Distribution Amount in a prior Collection Period will be excluded.

            "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including accrued and unpaid interest and interest to such last day.

            "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07 or by World Omni pursuant to Section 3.02.

            "Rating Agencies" means Moody's, Standard & Poor's and Fitch or, if none of such organizations or successors is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

            "Rating Agency Condition" means, with respect to any action, that each Rating Agency (other than Moody's) shall have given its written approval that the contemplated action will not result in a reduction or withdrawal of the rating of the then current rating of the Notes and, with respect to Moody's, prior written notice to Moody's and Moody's shall not have notified the Seller that such action will result in a downgrade of the then current rating on any Notes.

            "Receivable" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche), as such Schedule may be amended from time to time.

            "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of June 1, 2000 between World Omni, as seller and World Omni Auto Receivables LLC, as purchaser, as amended from time to time.

            "Receivable Files" means the documents specified in Section 3.03.

            "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of any expenses of the Servicer in connection with such Receivable for which the Servicer has not been previously reimbursed and any amounts required by law to be remitted to the Obligor.

            "Required Rating" means a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency, A-1+ by Standard & Poor's so long as Standard & Poor's is a Rating Agency and F1+ by Fitch so long as Fitch is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody's, Standard & Poor's and Fitch.

            "Required Reserve Amount" means, with respect to the Closing Date, $28,038,401. With respect to any Payment Date, the Required Reserve Amount will be the lesser of (a) the aggregate outstanding principal amount of the Notes after giving effect to any payments on that Payment Date and (b) the sum of (i) $10,158,841 and (ii) the product of the applicable Yield Supplement Percentage and the aggregate Principal Balance of the Receivables with APRs equal to or less than 8.75% as of the close of business on the last day of the related Collection Period.

            "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01.

            "Reserve Account Initial Deposit" means the initial deposit of cash or Eligible Investments in the amount of $28,038,401 into the Reserve Account on the Closing Date.

            "Seller" means World Omni Auto Receivables LLC and its successors in interest to the extent permitted hereunder.

            "Servicer" means World Omni, as the servicer of the Receivables, and each successor to World Omni (in the same capacity) pursuant to Section 7.03 or 8.02.

            "Servicer Default" means an event specified in Section 8.01.

            "Servicer's Certificate" means a certificate of the Servicer delivered pursuant to Sections 4.09, substantially in the form of Exhibit B.

            "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08.

            "Servicing Fee Rate" means 1% per annum.

            "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

            "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

            "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor.

            "Total Required Advances" means, with respect to any Payment Date for each Receivable (other than a Non-Recoverable Advance Receivable) that is more than 30 days delinquent (determined as of the close of business on the last day of the related Collection Period), an amount equal to the product of (A) one-twelfth, (B) the APR of such Receivable, (C) the Principal Balance of such Receivable and (D) the number of payments (minus one) that such Receivable is delinquent as of the last day of the related Collection Period.

            "Trust" means the Issuer.

            "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account, and all proceeds of the foregoing.

            "Trust Accounts" has the meaning assigned thereto in Section 5.01.

            "Trust Agreement" means the Trust Agreement dated July 17, 2000, among the Seller, the Owner Trustee and the Delaware Trustee.

            "Trust Officer" means, in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

            "World Omni" means World Omni Financial Corp., a Florida corporation, or its successors.

            "Yield Supplement Percentage" means, with respect to any Payment Date, the percentage indicated for the Payment Date in the chart below.

Payment Date Occurring In:                           Yield Supplement Percentage
-------------------------                            ---------------------------

August 2000 through January 2001..........                    3.22%

February 2001 through July 2001...........                    2.84%

August 2001 through January 2002..........                    2.47%

February 2002 through July 2002...........                    2.10%

August 2002 through January 2003..........                    1.76%

February 2003 through July 2003...........                    1.43%

August 2003 through January 2004..........                    1.11%

February 2004 through July 2004...........                    0.81%

August 2004 through January 2005..........                    0.50%

February 2005 and thereafter..............                    0.24%

            Section 1.02 Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

            (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

            Section 2.01 Conveyance of Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of the Notes and the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller set forth herein), all right, title and interest of the Seller whether now or hereafter acquired, and wherever located, in and to the following:

            (a) the Receivables (all of which are identified in World Omni's computer files by a code indicating the Receivables are owned by the Trust and pledged to the Indenture Trustee) and all monies received thereon and in respect thereof after the Cutoff Date;

            (b) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Receivables and any other interest of the Seller in the Financed Vehicles;

            (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering the Financed Vehicles or Obligors;

            (d) any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust;

            (e) all right, title and interest in all funds on deposit in, and "financial assets" (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts from time to time, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon);

            (f) all right, title and interest of World Omni Auto Receivables LLC under the Receivables Purchase Agreement;

            (g) all "accounts," "chattel paper" and "general intangibles" (as such term is defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and

            (h) the proceeds of any and all of the foregoing.

            Section 2.02 Intention of Parties. It is the intention of the Seller and the Issuer that the assignment and transfer contemplated herein constitute (and shall be construed and treated for all purposes as) a true and complete sale of the Receivables and the other property of the Trust specified in Section
2.01 hereof, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Issuer. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes, and shall be construed and treated for all purposes, as a true and complete sale), the Seller hereby grants to the Issuer, for the benefit of the Noteholders, a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables and the other property of the Trust specified in Section 2.01 hereof whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.


                                  ARTICLE III

                                 THE RECEIVABLES

            Section 3.01 Representations and Warranties of World Omni with Respect to the Receivables. World Omni which sold the related Receivable hereby represents and warrants to the other parties hereto and to the Noteholders, with respect to such Receivable as of the Cutoff Date:

            (a) Characteristics of Receivables. Each Receivable (1) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by World Omni from such Dealer under an existing dealer agreement, or was originated by World Omni, (2) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (3) provides for level monthly payments (provided, that the payment in the first or last month in the life of the Receivable may be minimally different from the level payments and that certain of the Receivables did not require a payment to be made for up to six months from the date of execution of the contract) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate.

            (b) Schedule of Receivables. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed by World Omni to be adverse to the Noteholders were utilized in selecting the Receivables. The computer tape or other listing regarding the Receivables made available to the Issuer and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all material respects.

            (c) Compliance with Law. To the best of World Omni's knowledge, each Receivable, the sale of the Financed Vehicle and the sale of any related insurance policies thereon financed by the Receivables complied at the time it was originated or made and, at the execution of this Agreement, complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

            (d) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (e) No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

            (f) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of World Omni as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party and is assignable by World Omni to the Seller, by the Seller to the Issuer and by the Issuer to the Indenture Trustee.

            (g) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

            (h) No Amendments. No Receivable has been amended such that the amount of the Obligor's scheduled payments has been increased.

            (i) No Waiver. No provision of a Receivable has been waived, other than a discretionary waiver of a late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable or in connection with any extension which is reflected in the Servicer's computer system.

            (j) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or, to World Omni's knowledge, threatened with respect to any Receivable.

            (k) No Liens. To the best of World Omni's knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal to or coordinate with, the security interest in the Financed Vehicle granted by any Receivable.

            (l) No Default. No Receivable has a payment that is more than 30 days overdue as of the Cutoff Date, and, except as permitted in this paragraph, to the best of World Omni's knowledge, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and neither the Seller nor World Omni has waived and, except as permitted hereby, shall not waive any of the foregoing.

            (m) Insurance. World Omni, in accordance with its customary servicing procedures, has determined that, at the origination of the Receivable, the Obligor had obtained physical damage insurance covering the Financed Vehicle. Under the terms of the Receivable the Obligor is required to maintain physical damage insurance covering the Financed Vehicle and having World Omni named as the loss payee.

            (n) Title. It is the intention of World Omni that the transfer and assignment contemplated in the Receivables Purchase Agreement constitute a sale of the Receivables from World Omni to World Omni Auto Receivables LLC and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against World Omni under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by World Omni to any Person other than the Seller. Immediately prior to the transfer and assignment contemplated in the Receivables Purchase Agreement, World Omni had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Seller shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

            (o) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or the Indenture is unlawful, void or voidable.

            (p) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

            (q) One Original. There is only one executed original of each Receivable.

            (r) Maturity of Receivables. Each Receivable has a final maturity date not later than March 1, 2006.

            (s) Scheduled Payments. Each Receivable has a first scheduled due date on or prior to the end of the month following the Cutoff Date.

            (t) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule B.

            (u) Outstanding Principal Balance. Each Receivable has an outstanding principal balance of at least $500.

            (v) No Bankruptcies. No Obligor on any Receivable was noted in the Servicer's computer system as having filed for bankruptcy.

            (w) No Repossessions. No Receivable was secured by a Financed Vehicle that had been repossessed without reinstatement of the related contract.

            (x) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

            (y) Computer Records. World Omni and the Seller will cause their accounting and computer records to be marked to indicate the sale and assignment of the Receivables from World Omni to the Seller and from the Seller to the Trust.

            Section 3.02 Repurchase upon Breach. The Seller, the Servicer or the Owner Trustee (on behalf of the Trust), as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of World Omni's representations and warranties made pursuant to Section 3.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Seller or the Servicer of such breach, World Omni shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at World Omni's option, the last day of the first Collection Period following the discovery) and World Omni shall deliver a revised Schedule A to the Seller and the Trust which shall reflect the repurchase of such Receivables). In consideration of the repurchase of any such Receivable, World Omni shall remit the Purchase Amount, in the manner specified in Section 5.05. Subject to the provisions of Section 6.03, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require World Omni to repurchase Receivables pursuant to this Section, subject to the conditions contained herein.

            Section 3.03 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Receivable:

            (a) the fully executed original of the Receivable;

            (b) the original credit application fully executed by the Obligor or such other information as the Servicer may keep on file in accordance with its customary servicing procedures;

            (c) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of World Omni in the Financed Vehicle; and

            (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

            Section 3.04 Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files.

            (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location.

            The Servicer shall provide to the Indenture Trustee access to any and all documentation regarding the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 3.04(b) shall derogate from the obligation of the Servicer or the Indenture Trustee to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 3.04(b) as a result of such obligation shall not constitute a breach of this
Section 3.04(b).

            (c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

            Section 3.05 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

            Section 3.06 Custodian's Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee, the Delaware Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee, the Delaware Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee or the Delaware Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee or the Delaware Trustee, respectively, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

            Section 3.07 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If World Omni shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian may be terminated by the Indenture Trustee or by the Holders of the Controlling Securities evidencing not less than 25% of the Outstanding Amount of the Controlling Securities or, with the consent of Holders of the Controlling Securities evidencing not less than 25% of the Outstanding Amount of the Controlling Securities, by the Owner Trustee, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.


                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

            Section 4.01 Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and receive collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, making Advances, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, paying the fee of the Administrator out of its own funds pursuant to Section 1.03 of the Administration Agreement and furnishing a Servicer's Certificate to the Indenture Trustee. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            Section 4.02 Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections as set forth in Section 5.03. The Servicer may grant extensions (although not more than six for the life of any Receivable (excluding the Servicer's Payment Extension Program)), rebates or adjustments on a Receivable, which shall not, for the purposes of this Agreement, modify the day of the month on which payment is due (except in connection with a limited number of accommodations for Obligors of occasional requests in accordance with the Servicer's customary servicing procedures) or change the method under which scheduled payments of interest are computed on such Receivable (other than with respect to the Servicer's Payment Extension Program); provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer shall not retain any fees in connection with any extension of a Receivable but shall instead deposit such fees into the Collection Account within two Business Days of receipt. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Receivable, other than as provided herein or as required by law.

            Section 4.03 Realization upon Receivables. On behalf of the Issuer, the Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include selling the Financed Vehicle at public or private sale.

            Section 4.04 Physical Damage Insurance. To the extent applicable, the Servicer shall not take any action which would result in noncoverage under such physical damage insurance policy which, but for the actions of the Servicer, would have been covered thereunder. Any amounts collected by the Servicer under any physical damage insurance policy shall be deposited in the Collection Account pursuant to Section 5.02. The parties hereto acknowledge that the Servicer shall not force place any insurance coverage.

            Section 4.05 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

            Section 4.06 Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of (i) payment by the Obligor (a) in full or (b) in part with a remaining total payment shortage amount which, according to the Servicer's customary procedures, does not exceed the amount of total payment shortage that would permit the Servicer to release the related Financed Vehicle from the security interest or (ii) repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivable.

            Section 4.07 Purchase of Receivables upon Breach. The Servicer or the Owner Trustee, on behalf of the Trust, shall inform the other party and the Indenture Trustee and the Seller promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05, 4.06 or 7.01. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery or written notice (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day and the Servicer shall deliver a revised Schedule A to the Seller and the Trust, which shall reflect the repurchase of such Receivables. In consideration of the purchase of any such Receivable pursuant to the preceding sentence, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05, 4.06 or 7.01 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

            Section 4.08 Servicing Fee. The Servicing Fee for a Payment Date shall equal the product of (a) one-twelfth, (b) the Servicing Fee Rate and (c) the Pool Balance as of the first day of the related Collection Period. The Servicer shall also be entitled to all reimbursements for Advances as set forth in Section 5.04, late fees, any prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to the last paragraph of Section 7.02. The Servicer may, as long as it believes that sufficient collections will be available from interest collections on one or more future Payment Dates to pay the Servicing Fee, by notice to the Indenture Trustee on or before a Payment Date, elect to defer all or a portion of the Servicing Fee with respect to the related Collection Period, without interest. If the Servicer defers all of the Servicing Fee, the Servicing Fee for such related Collection Period will be deemed to equal zero.

            Section 4.09 Servicer's Certificate. Not later than 11:00 A.M. (New York time) on each Payment Determination Date, the Servicer shall deliver a Servicer's Certificate pursuant to Section 5.08. Receivables to be purchased by the Servicer or to be repurchased by World Omni or the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

            Section 4.10 Annual Statement as to Compliance; Notice of Default.
(a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before April 30 of each year beginning April 30, 2001, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder or Noteholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

            (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

            Section 4.11 Annual Independent Certified Public Accountants' Report. Within 120 days after December 31 of each year, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee a report, prepared by the independent accountants of the Servicer, stating that such independent accountants have audited the annual financial statements of the Servicer in accordance with auditing standards generally accepted in the United States and nothing came to such independent accountants' attention that caused them to believe that the Servicer was not in compliance with the provisions of this Agreement, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement.

            Section 4.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

            Section 4.13 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

            Section 4.14 Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor. The Servicer shall give the Indenture Trustee written notice of any subservicer appointed hereunder.

            Section 4.15 Annual Transfer. The State of Florida imposes a value-based intangibles tax on January 1 of each year on certain intangibles owned, managed or controlled by Florida domiciliaries or intangibles having a business situs in Florida. On the last business day of each year, in an effort to minimize the impact of this intangibles tax, the Seller will transfer 99% of its right, title and interest in, to and under the Certificates owned by it as of such day, together with all of its duties, rights and obligations under this Agreement and the Administration Agreement to World Omni Acceptance III Corp., ("WOAC III"), a wholly-owned subsidiary of World Omni, located and managed outside the State of Florida (such transfer, the "Annual Transfer"). In connection with such Annual Transfer, World Omni will transfer all of its rights, obligations and duties under this Agreement and the Administration Agreement to WOAC III. The Trust will continue to maintain its first priority perfected security interest in the receivables. Only 99% of the Seller's interest in the receivables evidenced by the Certificates and its duties, rights and obligations under this Agreement and the Administration Agreement, together with World Omni's management and control authority and obligations, will be transferred to WOAC III, to be held in escrow and returned to the Seller and World Omni, respectively, on the first business day of the following year. World Omni shall indemnify the Trust with respect to any liability for this intangibles tax. World Omni will not conduct any servicing activities during the period of the Annual Transfer.


                                    ARTICLE V

                         DISTRIBUTIONS; RESERVE ACCOUNT;
                STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

            Section 5.01 Establishment of Trust Accounts. (a)(i) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

            (ii) The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

            (iii) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

            (b) Funds on deposit in the Collection Account, the Note Distribution Account and the Reserve Account (collectively the "Trust Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. In absence of written direction from the Servicer, such funds shall be invested in Eligible Investments specified in clause (i) of the definition thereof. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as applicable; provided, that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Funds for the related Payment Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Collection Account, the Reserve Account or the Note Distribution Account, as applicable, is then maintained and is invested either (i) in a time deposit of the Indenture Trustee rated at least A-1 by Standard & Poor's, F1 by Fitch and P-1 by Moody's (such account being maintained within the corporate trust department of the Indenture Trustee), (ii) in the Indenture Trustee's common trust fund so long as such fund is rated in the highest applicable rating category by Standard & Poor's, Moody's and Fitch or (iii) in Eligible Investments specified in clauses (g) or (i) of the definition thereof. In no event shall the Indenture Trustee be held liable for investment losses in Eligible Investments pursuant to this Section 5.01, except in its capacity as obligor thereunder.

            (c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders or the Noteholders and the Certificateholders, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

            (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                  (A) any Trust Account Property that is held in deposit
            accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                  (B) any Trust Account Property that constitutes Physical
            Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

                  (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                  (D) any Trust Account Property that is an "uncertificated
            security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

            (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

            Section 5.02 Collections. The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as (i) World Omni remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing, (iii) the Rating Agency Condition is met and (iv) World Omni either
(a) maintains a short-term debt rating of at least A-1 by Standard & Poor's, P-1 by Moody's Investors Service, Inc. and F1 by Fitch, Inc., (b) arranges for and maintains a letter of credit or other form of enhancement for the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (c) otherwise satisfies the Rating Agency Condition, the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account on the Payment Determination Date immediately preceding the related Payment Date. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

            Section 5.03 Application of Collections. With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method.

            Section 5.04 Advances. On each Payment Date, the Servicer shall deposit into the Collection Account an amount (such amount, an "Advance"), if positive, equal to (1) the Total Required Advances with respect to such Payment Date minus (2) the Outstanding Advance immediately following the preceding Payment Date. On each Payment Date, the Servicer shall be reimbursed for Outstanding Advances in an amount, if positive, equal to (1) the Outstanding Advances immediately following the preceding Payment Date minus (2) the Total Required Advances with respect to such Payment Date. The Servicer shall not make any advance in respect of principal on the Receivables.

            Section 5.05 Additional Deposits. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due. The Servicer shall, if necessary, deposit all Advances required to be made pursuant to Section 5.04 in the Collection Account on each Payment Date. All such other deposits shall be made on the Payment Determination Date for the related Collection Period.

            Section 5.06 Distributions. (i) On each Payment Determination Date, the Servicer shall calculate all amounts required to be deposited in the Note Distribution Account and to be distributed to the Certificateholders. Notwithstanding the foregoing sentence, if the Class A-1 Notes are still outstanding on the Class A-1 Final Scheduled Payment Date, the Servicer shall calculate all amounts required to be deposited pursuant to (A) and (B) below on the Business Day before the Class A-1 Final Scheduled Payment Date.

            (ii) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following deposits and distributions to the extent of the Available Funds, in the following order of priority:

                  (A) to the Note Distribution Account, the Noteholders'
            Interest Distributable Amount;

                  (B) to the Note Distribution Account, from the Available Funds remaining after the application of clause (A), the Noteholders' Principal Distributable Amount;

                  (C) to the Reserve Account, from the Available Funds remaining after the application of clauses (A) and (B), the amount, if any, necessary to reinstate the balance in the Reserve Account up to the Required Reserve Amount; and

                  (D) to the Certificateholders, the portion, if any, of the
            Available Funds remaining after the application of clauses (A) through (C); provided the Indenture Trustee has not received written instruction from the Certificateholders of 100% percentage interest in the Certificates to redeposit all or a portion of such Available Funds into the Collection Account.

The Holders of 100% Percentage Interest of the Certificates will have the right, but not the obligation, in their sole discretion, to instruct the Indenture Trustee in writing to retain in the Collection Account all or a portion of distributions otherwise payable to them pursuant to (D) above. If the Certificateholders make this election, these amounts will be treated as collections during the then-current Collection Period and the Certificateholders will have no claim to such amounts (unless distributed on a subsequent Payment Date pursuant to (D) above).

To the extent the Class A-1 Notes are still outstanding on the Class A-1 Final Scheduled Payment Date, deposits to the Note Distribution Account with respect to the amounts described in clauses (A) and (B) above shall be made on the Class A-1 Final Scheduled Payment Date. Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account hereunder until the Pool Balance is reduced to zero.

            Section 5.07 Reserve Account.

            (a) On the Closing Date, the Owner Trustee will deposit, on behalf of the Seller, the Reserve Account Initial Deposit into the Reserve Account.

            (b) If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Required Reserve Amount for such Payment Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Certificateholders.

            (c) In the event that the Noteholders' Distributable Amount for a Payment Date exceeds the sum of the amounts deposited into the Note Distribution Account pursuant to Section 5.06(ii)(A) and (B) on such Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Payment Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account; provided that such amount shall be applied first to the payment of interest due on the Notes to the extent, if any, that the amount deposited pursuant to Section 5.06(ii)(A) is not sufficient to cover such payment of interest and second to the payment of principal of the Notes but only to the extent of the amount remaining in the Reserve Account.

            (d) Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.06 following payment in full of the Outstanding Amount of the Notes until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, any amount remaining on deposit in the Reserve Account shall be distributed to the Certificateholders.

            Section 5.08 Statements to Noteholders and Certificateholders. On each Payment Determination Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward to The Depository Trust Company (which shall supply such statement to Noteholders in accordance with its procedures), a statement substantially in the form of Exhibit B, setting forth at least the following information as to the Notes, to the extent applicable:

            (a) the amount of such distribution allocable to principal allocable to each Class of Notes;

            (b) the amount of such distribution allocable to interest allocable to each Class of Notes;

            (c) the Outstanding Amount of each Class of Notes and the Note Pool Factor for each such Class as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (a) above;

            (d) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

            (e) the balance of the Reserve Account on such Payment Determination Date after giving effect to deposits and withdrawals to be made on the next following Payment Date, if any;

            (f) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (a) above;

            (g) the Noteholders' Interest Carryover Shortfall and the Noteholders' Principal Carryover Shortfall;

            (h) the aggregate Purchase Amount paid by the Seller or the Servicer with respect to the related Collection Period;

            (i) delinquency information relating to the Receivables which are more than 30, 60 or 90 days delinquent;

            (j) the principal balance of Receivables with interest rates equal to or less than 8.75% as of the last day of the preceding Collection Period; and

            (k) the amount, if any, distributed to the Certificateholders.

            Each amount set forth on the Payment Date statement under clauses
(a) and (b) above shall be expressed as a dollar amount per $1,000 of original principal amount of a Note.

            Section 5.09 Net Deposits. As an administrative convenience, the Servicer will be permitted to make the deposit of collections on the Receivables, Advances and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

            Section 5.10 Transfer of Certificates. In the event any Holder of a Certificate shall wish to transfer such Certificate, the Seller shall provide to such Holder and any prospective transferee designated by such Holder information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Rule 144A.


                                   ARTICLE VI

                                   THE SELLER

            Section 6.01 Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

            (a) Organization and Good Standing. The Seller is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the requisite power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the requisite power, authority and legal right to acquire and own the Receivables.

            (b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Seller's earnings, business affairs or business prospects.

            (c) Power and Authority. The Seller has the requisite power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Seller shall have duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary action.

            (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement or bylaws of the Seller; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or, (iv) to the best of the Seller's knowledge, violate any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties except, in the case of clauses (ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Seller's earnings, business affairs or business prospects.

            (f) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which could reasonably be expected to adversely affect the federal or state income tax attributes of the Notes or the Certificates.

            (g) All Consents. All authorizations, licenses, consents, orders or approvals of, or registrations or declarations with, any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement or any of the Basic Documents to which it is a party and the performance by the Seller of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Trust, the Noteholders or the Certificateholders.

            Section 6.02 Corporate Existence. (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

            (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its affiliates, including the following:

            (i) the Seller shall maintain corporate records and books of account separate from those of its affiliates;

            (ii) Except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its affiliates;

            (iii) the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and observe all other customary corporate formalities (and any successor Seller not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law); and

            (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its affiliates.

            Section 6.03 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement:

            (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee and the Servicer and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

            (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Delaware Trustee and the Indenture Trustee from and against any loss, liability or reasonable and documented expense incurred by reason of the Seller's willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

            (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Delaware Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all reasonable and documented cost and expense, and all other losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement, in the case of the Owner Trustee and the Delaware Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee and the Delaware Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or Delaware Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement or (iii) in the case of the Delaware Trustee, shall arise from the breach by the Delaware Trustee of any of its representations or warranties set forth in Section 7.04 of the Trust Agreement.

            (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

            Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Delaware Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable and documented fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

            Notwithstanding anything to the contrary contained in this Agreement or any other document, the obligations of the Seller under this Section 6.03 and
Section 7.5 of the Seller's Limited Liability Company Agreement are solely the corporate obligations of the Seller and shall be payable by it (x) solely from funds distributed to it in its capacity as Certificateholder available pursuant to, and in accordance with, the payment priorities set forth in Section 5.06 of this Agreement and (z) only to the extent that it receives additional funds designated for such purposes or to the extent it has additional funds available (other than funds described in preceding clause (x)). In addition, no amount owing by the Seller hereunder or under Section 7.5 of its Limited Liability Company Agreement in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or under Section 7.5 of the Seller's Limited Liability Company Agreement or any other obligation of, or claim against, the Seller, arising out of or based upon this Section 6.03 or under
Section 7.5 of its Limited Liability Company Agreement against any employee, officer, agent, directed or authorized person of the Seller; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

            Section 6.04 Merger or Consolidation of, or Assumption of Obligations of Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default in respect of the Seller under
Section 8.01(b) or (c) shall have occurred and be continuing, and no event that, after notice or lapse of time, or both, would become a Servicer Default in respect of the Seller under Section 8.01(b) or (c) shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, (a) the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above and (b) the Seller may transfer its rights under this Agreement in accordance with Section 4.15 hereof.

            Section 6.05 Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

            Section 6.06 Seller May Own Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

            Section 6.07 Security Interest. During the term of this Agreement, the Seller will not take any action to assign the security interest in any Financed Vehicle other than pursuant to the Basic Documents.


                                  ARTICLE VII

                                  THE SERVICER

            Section 7.01 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

            (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

            (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Servicer's earnings, business affairs or business prospects.

            (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

            (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or, (iv) to the best of the Servicer's knowledge, violate any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties except, in the case of clauses
(ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Servicer's earnings, business affairs or business prospects.

            (f) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which could reasonably be expected to adversely affect the federal or state income tax attributes of the Notes or the Certificates.

            (g) Approvals. All approvals, licenses, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Closing Date, except where failure to obtain the same would not have a material adverse effect upon the rights of the Seller, the Trust, the Noteholders or the Certificateholders.

            Section 7.02 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

            (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Delaware Trustee and the Indenture Trustee from and against any and all reasonable and documented costs and expenses, and all other losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

            (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Seller, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Delaware Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

            For purposes of this Section, in the event of the termination of the rights and obligations of World Omni (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

            Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Delaware Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

            Section 7.03 Merger or Consolidation of, or Assumption of Obligations of, Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

            (a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United State of America or the District of Columbia and, if the Server is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder; and

            (b) the Servicer has delivered to the Owner Trustee and the Indenture Trustee and Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer will comply with this Section 7.03 and that all conditions precedent herein provided for relating to such transaction have been complied with.

            Section 7.04 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

            Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

            Section 7.05 World Omni Not To Resign as Servicer. Subject to the provisions of Section 7.03, World Omni shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and cannot be cured. Notice of any such determination permitting the resignation of World Omni shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of World Omni in accordance with Section 8.02.


                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Servicer Default. Any one of the following events shall constitute a default by the Servicer (a "Servicer Default"):

            (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or distribution to the Certificateholders any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

            (b) failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given
(A) to the Servicer or the Seller (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of the Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities and the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than 50% of the percentage interest of the Certificates; or

            (c) the occurrence of an Insolvency Event with respect to the Seller or the Servicer.

            Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of ten Business Days or referred to under clause (b) for a period of 90 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

            So long as the Servicer Default shall not have been remedied or stayed by the application of the above paragraph, either the Indenture Trustee or the Holders of the Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. Further, in such event, the Servicer shall use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to the successor Servicer, and as promptly as practicable, the Servicer shall provide to the successor Servicer a current computer tape containing all information from the Receivables Files required for the proper servicing of the Receivables, together with the documentation containing any and all information necessary for the use of the tape. All reasonable and documented costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

            Section 8.02 Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of
(i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

            (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

            (c) The successor Servicer may not resign unless it is prohibited from serving as such by law.

            Section 8.03 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

            Section 8.04 Waiver of Past Defaults. The Holders of Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or to the Certificateholders in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

            Section 8.05 Payment of Servicing Fees; Repayment of Advances. If the Servicer shall change, the predecessor Servicer shall be entitled to (i) receive any accrued and unpaid Servicing Fees through the date of such Successor Servicer's acceptance hereunder in accordance with Section 4.08 and (ii) reimbursement for Outstanding Advances pursuant to Section 5.08 with respect to all Advances made by the predecessor Servicer.


                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Optional Purchase of All Receivables. (a) As of the last day of any Collection Period immediately preceding a Payment Date as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance, the Seller or the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts. To exercise such option, the Seller or the Servicer shall deposit pursuant to Section 5.05 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, neither the Servicer nor the Seller shall be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the Outstanding Amount of the Notes and all accrued but unpaid interest (including any overdue interest and premium) thereon.

            (b) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

            (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.07(b) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


                                   ARTICLE X

                                  MISCELLANEOUS

            Section 10.01 Amendment. This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or to correct or supplement any provisions in this Agreement. Such amendments require: (i) satisfaction of the Rating Agency Condition and
(ii) an officer's certificate of the Servicer stating that the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder.

            This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of the Holders of the Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than 50% of the percentage interest of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the consent percentages in this sentence, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates.

            Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification provided by the Servicer, of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

            It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

            Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(A). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

            Section 10.02 Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that could reasonably be expected to make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

            (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

            (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

            (e) The Servicer shall maintain its computer systems so that, within five (5) Business Days from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly that such Receivable has been sold to the Issuer.

            (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

            (g) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust.

            (h) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

                  (A) promptly after the execution and delivery of this
            Agreement, an Opinion of Counsel stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to preserve and protect such interest; and

                  (B) on or before March 31, in each calendar year, beginning in
            2001, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to preserve and protect such interest.

            Each Opinion of Counsel referred to in clause (A) or (B) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

            (i) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

            Section 10.03 Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be by facsimile or in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to World Omni Auto Receivables LLC, 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442, (954) 429-2200, (b) in the case of the Servicer, World Omni Financial Corp., 190 N.W. 12th Avenue, Deerfield Beach, Florida 33442, (954) 429-2200, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (d) in the case of the Indenture Trustee, at the Corporate Trust Office, in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department, and (f) in the case of Fitch, Inc., to One State Street Plaza, New York, N.Y. 10004, Attention of Asset Backed Surveillance; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

            Section 10.04 Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

            Section 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Delaware Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

            Section 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 10.09 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to any otherwise applicable conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 10.10 Assignment by Issuer. Each of World Omni and the Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

            Section 10.11 Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of their property, or ordering the winding up or liquidation of the affairs of the Issuer.

            (b) Notwithstanding any prior termination of this Agreement, the Servicer, solely in its capacity as a creditor of the Seller, shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

            Section 10.12 Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by The Bank of New York not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall The Bank of New York in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

            (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Chase Manhattan Bank, not in its individual capacity but solely as Indenture Trustee and in no event shall The Chase Manhattan Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    WORLD OMNI AUTO RECEIVABLES TRUST 2000-A

                                    by: THE BANK OF NEW YORK
                                        not in its individual capacity
                                        but solely as Owner Trustee,



                                        By:_____________________________________
                                           Name:
                                           Title:


                                    WORLD OMNI AUTO RECEIVABLES LLC,
                                     Seller



                                    By:_________________________________________
                                       Name:
                                       Title:


                                    WORLD OMNI FINANCIAL CORP.



                                    By:_________________________________________
                                       Name:
                                       Title:


Acknowledged and accepted as
of the day and year first
above written:

THE CHASE MANHATTAN BANK,
not in its individual capacity but
solely as Indenture Trustee



By:_______________________________
   Name:
   Title:

                                   SCHEDULE A

                             Schedule of Receivables


       Bank Pool Elig. Cat. Elig. St. Type Account Number APR Orig. Term
       ---- ---- ---------- --------- ---- -------------- --- ----------

          Rem. Term Sched Rem. Term Mthly. Pmt. Inv. Bal. Dealer Res.
          --------- --------------- ----------- --------- -----------


                    [Copy on File with the Indenture Trustee]

                                   SCHEDULE B


                          Location of Receivable Files

                           World Omni Financial Corp.
                              6150 Omni Park Drive
                              Mobile, Alabama 36609


                           World Omni Financial Corp.
                             3120 Rider Trail South
                           Earth City, Missouri 63045

                                    EXHIBIT A

                  Form of Distribution Statement to Noteholders


World Omni Financial Corp.
World Omni Auto Receivables Trust 2000-A Payment Date Statement to Noteholders
--------------------------------------------------------------------------------

Available Funds

Class A-1 Notes: ($_______ per $1,000 original principal amount) Class A-2 Notes: ($_______ per $1,000 original principal amount) Class A-3 Notes: ($_______ per $1,000 original principal amount) Class A-4 Notes: ($_______ per $1,000 original principal amount)

Outstanding Amount
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes

Note Pool Factor
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes

Servicing Fee
Servicing Fee Per $1,000 Note

Reserve Account Balance

                                    EXHIBIT B

                         Form of Servicer's Certificate


World Omni Financial Corp.
World Omni Auto Receivables Trust 2000-A Monthly Servicer's Certificate
--------------------------------------------------------------------------------



Period
Payment Date
Dates Covered                            From & Incl.        To & Incl.
--------------------------------------------------------------------------------

Collections
Accrual
      30/360 Days
      Actual/360 Days
Receivables Balances                     Beginning           Ending
--------------------------------------------------------------------------------

Pool Balance
Simple Interest
Original Pool Balance


Principal Distribution Amount
      Principal Collections
      + Repurchases
      + Liquidation Proceeds


      Collections - Simple Interest Contracts
      + Investment Earnings


Available Funds
--------------------------------------------------------------------------------

Loss & Delinquency

                                                 Account Activity
                                  ----------------------------------------------
                                                                       Interest
                                 Beginning  Ending           Interest/ Servicing
                                  Balance   Balance  Change   Factor   Shortfall

Initial Pool
Principal Paydown
Reserve
Notes
   Class A-1
   Class A-2
   Class A-3
   Class A-4



                       Total     Principal
                     Principal   Shortfall
Notes
   Class A-1
   Class A-2
   Class A-3
   Class A-4
Total

                                  Miscellaneous
--------------------------------------------------------------------------------

Amounts released to the Certificateholders
Required Reserve Amount
Servicing Fee to Servicer
Collection Account Redeposits

                               Allocation of Funds
--------------------------------------------------------------------------------

Sources Principal Distribution
Amount Interest Distribution
Amount Redemption/Prepay Amount
Total Sources